Exhibit 10.42

CDT ACQUISITION CORP.

NONQUALIFIED STOCK OPTION AGREEMENT

NON-QUALIFIED STOCK OPTION AGREEMENT, dated as of 2 April, 2003, between CDT Acquisition Corp., a Delaware corporation (the “Company”), and «NAME» (the “Employee”), pursuant to the CDT Acquisition Corp. Stock Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, the Company desires to grant options to purchase shares of its Common Stock, par value $.01 per share (the “Common Stock”) to certain key employees of the Company;

WHEREAS, the Company has adopted the Plan in order to effect such grants; and

WHEREAS, the Employee is a key employee as contemplated by the Plan, and the Committee has determined that it is in the interest of the Company to grant these options to the Employee.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto agree as follows:

1. Confirmation of Grant, Option Price.

(a) Confirmation of Grant. The Company hereby evidences and confirms the grant to the Employee, effective as of 2 April 2003 (the “Grant Date”), of:

(i) options to purchase from the Company «SERVICE OPTIONS» shares of Common Stock, which shall become exercisable, if at all, as provided in Section 2(a) (the “Service Options”); and

(ii) options to purchase from the Company «EXIT OPTIONS» shares of Common Stock which shall become exercisable, if at all, as provided in Section 2(b) (the “Exit Options” and, together with the Service Options and the Exit Options, the “Options”).

(b) Option Price. The Options shall have an option price of $16.15 per share (the “Option Price”), which is not less than the Fair Market Value per share of the Common Stock on the Grant Date.

(c) Options Subject to Plan. The Options granted pursuant to this Agreement are subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement. By signing this Agreement, the Employee acknowledges that he has been provided a copy of the Plan and has had the opportunity to review such Plan.

(d) Character of Options. The Options granted hereunder are not intended to be “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercisability.

(a) Service Options. The Service Options shall become exercisable in four equal installments on each of the «START DATE» (the “Start Date”) and the first three anniversaries of the Start Date, subject to the Employee’s continuous employment with the Company or a Subsidiary from the start date to such anniversary. Notwithstanding the foregoing, 100% of such Options shall become exercisable at the time and under the circumstances described in Sections 4(a) and 5.

(b) Exit Options. All of the Exit Options shall become exercisable, if at all, if on the date of the first occurrence of a Change of Control (a “Vesting Event”) in which the Kelso Entities and the Hillman Entities (the “Investors”) receive an internal rate of return, compounded annually, on their investment in the Investor Stock (as defined below) of at least 30% calculated from the time of their respective initial investments in the Company. The “Investor Stock” means the aggregate number of shares of Common Stock beneficially owned by the Investors on the date of a Vesting Event. The Investors’ internal rate of return will be calculated after giving full effect to the dilution of the Investors’ interest in the Company by the Options. In the event that the Exit Options do not become exercisable pursuant to this Section 2(b) upon the first occurrence of a Vesting Event, such Exit Options shall not become exercisable as a result of any subsequent Vesting Event.

(c) Normal Expiration Date. Unless the Options earlier terminate in accordance with Sections 2, 4 or 5, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Expiration Date”). Once Options have become exercisable pursuant to this Section 2, such Options may be exercised, subject to the provisions hereof, at any time and from time to time until the Normal Expiration Date.

(d) Calculations. All calculations required or contemplated by this Section 2 shall be made in the sole determination of the Committee and shall be final and binding on the Company and the Employee.

3. Method of Exercise and Payment.

The Options may be exercised by the Employee upon (a) the Employee’s written notice to the Company of exercise, (b) the Employee’s becoming a party to the Management Stockholders Agreement and the Registration Rights Agreement with respect to the shares of Common Stock issuable upon exercise of such Option and (c) the Employee’s payment of the Option Price in full at the time of exercise (i) in cash or cash equivalents, including an assignment by the Employee to the Company of the right to receive cash proceeds from the sale of any Common Stock subject to the Option or (ii) in such other form as the Committee shall from time to time determine. As soon as practicable after receipt of a written exercise notice and payment in full of the exercise price of any exercisable Options and receipt of evidence of the Employee’s execution of the Management Stockholders Agreement in accordance with this Section 3, but subject to Section 6 below, the Company shall deliver to the Employee a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, registered in the name of the Employee, provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 3 must bear a legend restricting the transfer of such Common Stock, such certificates shall bear the appropriate legend.

4. Termination of Employment.

(a) Special Termination. Unless otherwise determined by the Committee, in the event that the Employee’s employment with the Company and any Subsidiary terminates by reason of the Employee’s death, Disability or Retirement (each a “Special Termination”), then 100% of any Service Options held by the Employee may be exercised by the Employee or the Employee’s beneficiary as designated in accordance with Section 9, and if none is named, by the Employee’s estate, at any time prior to one (1) year following the Employee’s termination of employment or the Normal Expiration Date of the Options, whichever period is shorter. Upon a Special Termination, any Exit Options that are not then exercisable shall terminate as of the date of such Special Termination and be canceled as of such termination of employment. Any such Exit Options that became exercisable on or before the date of such termination may be exercised by the Employee or the Employee’s beneficiary as designated in accordance with Section 9, and if none is named, by the Employee’s estate, at any time prior to one (1) year following the Employee’s termination of employment or the Normal Expiration Date of the Options, whichever period is shorter.

(b) Termination for Cause. Unless otherwise determined by the Committee, in the event that the Employee’s employment with the Company and any Subsidiary is terminated for Cause, all Options held by the Employee, whether or not then exercisable shall terminate and be canceled immediately upon such termination of employment.

(c) Other Termination of Employment. Unless otherwise determined by the Committee, in the event that the Employee’s employment with the Company and any Subsidiary terminates for any reason other than (a) a Special Termination or (b) for Cause, then any Options held by the Employee which are exercisable at the date of the Employee’s termination of employment shall be exercisable at any time up until the 60th day following the Employee’s termination of employment (or, in the event that the

Employee dies after terminating his employment, but within the period during which the Options would otherwise be exercisable hereunder, the 120th day after the date of the Employee’s death) or the Normal Expiration Date of the Options, whichever period is shorter, but any Options held by the Employee that are not then exercisable shall terminate and be canceled immediately upon such termination of employment.

(d) Committee Discretion. Notwithstanding anything else contained herein to the contrary, the Committee may at any time extend the post-termination exercise period of all or any portion of the Options up to and including, but not beyond, the Normal Expiration Date of such Options.

5. Change in Control.

(a) Compelled Exercise of Options. Unless otherwise determined by the Committee in the manner set forth in Section 5(b), in the event of a Change of Control, the Company shall have the right (exercisable upon written notice to the Employee) to compel the Employee to exercise the Employee’s Options; provided, however, that any Options with an Option Price in excess of the Change in Control Price shall be immediately canceled in lieu of such compelled exercise.

(b) Alternative Options. Notwithstanding Section 5(a), no compelled exercise, cancellation, acceleration of exercisability, vesting or cash settlement or other payment shall occur with respect to any Option in connection with a Change in Control if the Committee reasonably determines in good faith, prior to the occurrence of such Change in Control, that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Option being hereinafter referred to as an “Alternative Option”) by the new employer, provided that any such Alternative Option must:

(i) provide the Employee that held such Option with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise and vesting schedule and identical or better timing and methods of payment;

(ii) have substantially equivalent economic value to such Option (determined at the time of the Change in Control); and

(iii) have terms and conditions which provide that in the event that the Employee’s employment is involuntarily terminated following a Change in Control any conditions on the Employee’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Option shall be waived or shall lapse, as the case may be.

6. Tax Withholding; U.K. National Insurance Contributions.

With respect to any Option or cash payments hereunder, the Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount sufficient to satisfy: (a) all federal, state, local and foreign statutory withholding tax requirements and (b) U.K. National Insurance Contributions and similar federal, state, local and foreign charges. The Company or such Subsidiary may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied or such contribution is paid. At any time before the exercise, assignment, cancellation or release of any Option, a Participant may be required by the Company or any Subsidiary to enter into: (x) a joint election to transfer liability for U.K. National Insurance Contributions with respect to such Option to such Participant in a form approved by the Inland Revenue and acceptable to the Company or such Subsidiary and (y) such arrangements as may be approved by the Inland Revenue in order to secure the transfer of such liability.

7. Nontransferability of Awards.

No Options granted hereby may be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or, on such terms and conditions as the Committee shall establish, to a Permitted Transferee. All rights with respect to Options granted to the Employee hereunder shall be exercisable during his lifetime only by such Employee or, if applicable, a Permitted Transferee. Following the Employee’s death, all rights with respect to Options that were exercisable at the time of the Employee’s death and have not terminated shall be exercised by his designated beneficiary, his estate or, if applicable, a Permitted Transferee.

8. Beneficiary Designation.

The Employee may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan and this Agreement is to be exercised in case of his death. Each designation will revoke all prior designations by the Employee, shall be in a form reasonably prescribed by the Committee, and will be effective only when filed by the Employee in writing with the Committee during his lifetime. If no beneficiary is named, or if a named beneficiary does not survive the Employee, Section 9.2 of the Plan shall determine who may exercise the Employee’s rights under the Plan.

9. Adjustment in Capitalization.

The aggregate number of shares of Common Stock subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the

Committee, any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering (other than any such offering under the Plan) to purchase Common Stock at a price materially below Fair Market Value (as such term is defined in the Plan) or other similar event affecting the Common Stock. All determinations and calculations required under this Section 9 shall be made in the sole discretion of the Compensation Committee.

10. Requirements of Law.

The issuance of shares of Common Stock pursuant to the Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock shall be issued upon exercise of any Options granted hereunder, if such exercise would result in a violation of applicable law, including U.K. or U.S. federal or state securities laws.

11. No Guarantee of Employment.

Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Employee’s employment at any time, or confer upon the Employee any right to continue in the employ of the Company or any Subsidiary.

12. No Rights as Stockholder.

Except as otherwise required by law, the Employee shall not have any rights as a stockholder with respect to any shares of Common Stock covered by the Options granted hereby until such time as the shares of Common Stock issuable upon exercise of such Options have been so issued. Notwithstanding anything else contained herein to the contrary, the exercise of any portion of the Options conveyed hereby is expressly conditioned upon the Employee becoming a party to the Management Stockholders Agreement with respect to any shares of Common Stock to be acquired upon such exercise.

13. Interpretation Construction.

Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

14. Amendments.

The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall in any manner adversely affect the Employee’s rights under this Agreement without the Employee’s consent. Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Employee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This agreement may also be amended by a writing signed by both the Company and the Employee.

15. Miscellaneous.

(a)  Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other party.

(i)	if to the Company, to:

CDT Acquisition Corp.

c/o Cambridge Display Technology

Madingley Rise

Madingley Road

Cambridge CB3 OTX England

Fax: 011-44-1223-277-503

Attention: Human Resources

with a copy to:

James J. Connors, II, Esq.

Kelso & Company

320 Park Avenue, 24th Floor

New York, New York 10022

and a copy to:

Hillman Capital Corporation

313 West 80th Street

New York, New York 10022

Fax: 212-874-9347

Attention: Gerald Paul Hillman

(ii)	if to the Employee, to the Employee’s last known home address.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

(b) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c) Waiver. Either party hereto may by written notice to the other (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(d) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.

(e) Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first above written.

CDT ACQUISITION CORP.

By:	_______________________________________

Name:

Title:

EMPLOYEE

___________________________________________